Exhibit 10.5

CENTRAL GARDEN & PET COMPANY

NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

(As amended effective December 10, 2008)

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TABLE OF CONTENTS

(continued)

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CENTRAL GARDEN & PET COMPANY

NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

(As amended effective December 10, 2008)

SECTION 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment. Central Garden & Pet Company, a Delaware corporation (the “Company”), hereby amends the “Central Garden & Pet Company Nonemployee Director Equity Incentive Plan” (formerly known as the Central Garden & Pet Company Nonemployee Director Stock Option Plan, the “Plan”), for the benefit of nonemployee members of the Board of Directors of the Company (“Nonemployee Directors”), in order to compensate such Nonemployee Directors for their services by awarding them stock options (“Options”) and restricted shares of Company common stock (“Restricted Shares”) under the Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company, by attracting, retaining and motivating Nonemployee Directors of outstanding competence. The Plan also is designed to align the interests of Nonemployee Directors with the interests of the stockholders of the Company.

1.3 Effective Date. This amendment of the Plan is effective as of December 10, 2008, subject to the approval of the amendment by an affirmative vote, at the next meeting of the stockholders of the Company, or any adjournment thereof, of the holders of a majority of the outstanding shares of the common stock and Class B stock, voting together as a class, of the Company, present in person or by proxy and entitled to vote at such meeting. Prior to such affirmative vote, the Plan shall operate pursuant to the terms in effect prior to such amendment.

1.4 Duration of the Plan. The Plan shall be effective as specified in Section 1.3, and subject to the right of the Board of Directors of the Company to terminate the Plan at any time and for any reason pursuant to Section 8, shall remain in effect thereafter. In the event that on any date of grant the number of Shares (to be subject to Options or otherwise) granted to all Nonemployee Directors exceeds the number of Shares then available for grant under the Plan, each Nonemployee Director shall share pro rata in the number of Shares that remain available for grant on such date (with Restricted Shares to be provided first).

SECTION 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated unless a different meaning is plainly required by the context:

2.1 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.4 “Company” means Central Garden & Pet Company, a Delaware corporation, or any successor thereto.

2.5 “Director” means an individual who is a member of the Board.

2.6 “Disability” means a permanent and total disability within the meaning of section 22(e)(3) of the Code.

2.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto. Reference to a specific section of the Exchange Act shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.8 “Exercise Price” means the price at which a Share may be purchased pursuant to an Option.

2.9 “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date or the closing sale price for the applicable Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined on a consistent basis by the Board.

2.10 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.11 “Option” means an option to purchase Shares which has been granted under the provisions of the Plan. Options are not intended to be an incentive stock option under section 422 of the Code.

2.12 “Optionee” means a Nonemployee Director to whom an Option has been granted under the provisions of the Plan.

2.13 “Plan” means the Central Garden & Pet Company Nonemployee Director Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.14 “Restricted Shares” means Shares granted pursuant to Section 7 of the Plan.

2.15 “Shares” means the shares of common stock, $0.01 par value, of the Company (“Common Stock”) or the shares of Class A Common Stock, $0.01 par value, of the Company (“Class A Common Stock”).

SECTION 3

ADMINISTRATION OF THE PLAN

3.1 The Board. The Plan shall be administered by the Board. It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions.

3.2 Authority of the Board. The Board shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

(a) To interpret the provisions of the Plan and to determine, in its sole discretion, any question arising under, or in connection with the administration or operation of, the Plan;

(b) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan; and

(c) To prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations which may be necessary or advisable for the administration of the Plan.

3.3 Decisions Binding. All actions, interpretations and decisions of the Board shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

3.4 Administrative Expenses. All expenses incurred in the administration of the Plan by the Board, or otherwise, including legal fees and expenses, shall be paid and borne by the Company.

3.5 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for grant under the Plan may not exceed 200,000 shares of Common Stock and 787,056 shares of Class A Common Stock. Such shares may be either authorized but unissued Shares or treasury Shares.

4.2 Effect of Lapsed Options. If an Option is cancelled, terminates, expires or lapses for any reason, any Shares subject to such Option again shall be made available for grant under the Plan (to the same Optionee or to a different person).

4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or the Exercise Price of Shares subject to outstanding Options, as the Board, in its sole discretion, shall determine to be appropriate to prevent the dilution or diminishment of Options. Notwithstanding the preceding sentence, the number of Shares subject to any Option always shall be a whole number.

SECTION 5

ELIGIBILITY

5.1 Eligibility. All Nonemployee Directors shall be eligible to participate in the Plan.

5.2 Consideration for Grant of Option or Restricted Shares. Any Option or Restricted Shares under the Plan shall be granted in consideration of the past services of the Nonemployee Director.

SECTION 6

OPTIONS

6.1 Grant of Options.

6.1.1 Each Nonemployee Director who is a Nonemployee Director on February 20, 1996 automatically will receive on such date an Option to purchase 10,000 Shares.

6.1.2 Each Optionee who received an Option to purchase 10,000 Shares pursuant to Section 6.1.1, and each Nonemployee Director who becomes a Nonemployee Director after February 20, 1996, automatically will receive, on the date of each subsequent annual meeting of the stockholders of the Company on which the Nonemployee Director is such, an Option to purchase such number of Shares (whose class shall be determined by the Board) as determined by A divided by B, where “A” is $200,000 and “B” is the Fair Market Value of an applicable Share on the date on which the Option is granted. Any fractional Share shall be rounded up to the next full Share. Accordingly, for example, if the Fair Market Value of a Share on the date of grant is $9.00, then the Optionee or Nonemployee Director (as applicable) would receive an Option to purchase 22,223 Shares (i.e., $200,000 divided by $9.00, rounded up to the next full Share).

6.2 Terms of Options.

6.2.1 Option Agreement. Each Option shall be evidenced by a written stock option agreement which shall be executed by the Optionee and the Company.

6.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option shall be one hundred percent (100%) of the Fair Market Value of such Shares on the date of grant.

6.2.3 Exercisability. Each Option shall become exercisable with respect to one-third (1/3) of the Shares subject to the Option on each of the dates that is (a) six (6) months, (b) eighteen (18) months, and (c) thirty (30) months after the date of grant of the Option. Notwithstanding the preceding sentence, if prior to the date when an Option would become exercisable, the Optionee terminates service on the Board on account of death or Disability, the Option shall become exercisable in full on the date of such termination of service.

6.2.4 Expiration of Options. Each Option shall terminate upon the expiration of forty-two (42) months from the date of grant of the Option.

6.2.5 Payment. Options shall be exercised by the Optionee’s delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Exercise Price upon exercise of any Option shall be payable to the Company in full in cash. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, also may permit (a) an Optionee to elect to have the Company withhold Shares having a value equal to the amount required to be withheld or by delivering to the Company already-owned Shares to satisfy the Exercise Price, or (b) by any other means which the Board, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the date of exercise.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Optionee Share certificates (in the Optionee’s name) representing such Shares.

If any shares subject to an Option are not delivered to an Optionee because the Option is exercised through a reduction of shares subject to the Option (i.e., “net exercised”), the number of shares that are not delivered to the Optionee shall remain available for issuance under the Plan. If the Exercise Price of any Option is satisfied by tendering shares of Common Stock or Class A Common Stock held by the Optionee (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

6.2.6 Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed and/or traded, and/or under any blue sky or state securities laws.

6.2.7 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted in Section 8.2. All Options granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by such Optionee.

SECTION 7

RESTRICTED SHARES

7.1 Grant of Restricted Shares. Each Nonemployee Director automatically will receive, on the date of each annual meeting of the stockholders of the Company on which the Nonemployee Director is such, such number of Restricted Shares (whose class shall be determined by the Board) as determined by A divided by B, where “A” is $20,000 and “B” is the Fair Market Value of an applicable Share on the date on which the Restricted Shares are granted. Any fractional Share shall be rounded up to the next full Share. Accordingly, for example, if the Fair Market Value of a Share on the date of grant is $9.00, then the Nonemployee Director would receive 2,223 Restricted Shares (i.e., $20,000 divided by $9.00, rounded up to the next full Share).

7.2 Terms of Restricted Shares.

7.2.1 Restricted Share Agreement. Each restricted Share grant shall be evidenced by a written Restricted Share agreement which shall be executed by the Nonemployee Director and the Company.

7.2.2 Vesting. Each grant of Restricted Shares shall vest in full six (6) months after the date of grant. Notwithstanding the preceding sentence, if prior to the date when the Restricted Shares would vest, the Director terminates service on the Board on account of death or Disability, the Restricted Shares shall become vested in full on the date of such termination of service.

7.2.3 Restrictions on Share Transferability. The Board may impose such restrictions on any Restricted Shares, as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed and/or traded, and/or under any blue sky or state securities laws.

7.2.4 Nontransferability of Unvested Restricted Shares. No restricted shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated prior to their vesting pursuant to Section 7.2.2, other than by will, the laws of descent and distribution, or as permitted in Section 8.2.

SECTION 8

MISCELLANEOUS

8.1 Amendment or Termination of the Plan. The Board, in its sole discretion, may amend, alter, modify or terminate the Plan, in whole or in part, at any time and for any reason. However, only if and to the extent required to maintain the Plan’s qualification under Rule 16b-3 promulgated under the Exchange Act, any such amendment shall be subject to stockholder approval. Neither the amendment, suspension, termination, nor scheduled expiration of the Plan shall, without the consent of the Nonemployee Director, alter or impair any rights or obligations under any Option or Restricted Shares theretofore granted. No Option or Restricted Shares may be granted during any period of suspension nor after termination of the Plan.

8.2 Beneficiary Designation. If permitted by the Board, a Nonemployee Director may name a beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Nonemployee Director’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Nonemployee Director and must be in a form and manner acceptable to the Board. In the absence of any such designation, or if no beneficiary survives the Nonemployee Director, benefits remaining unpaid at the Nonemployee Director’s death shall be paid to the person or persons entitled to such benefits under the Nonemployee Director’s will or, if the Nonemployee Director shall fail to make testamentary disposition of such benefits, his or her legal representative. Any transferee must furnish the Company with (a) written notice of his or her status as a transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.3 Captions. The captions contained herein and in the table of contents are provided as a matter of convenience only, and in no way define, limit, enlarge or describe the scope or intent of the Plan. Such captions shall not affect in any way the construction of any provision of the Plan.

8.4 Applicable Law; Severability. The Plan hereby created shall be construed, administered and governed in all respects in accordance with the laws of the State of California (with the exception of its conflict of laws provisions). If any provision of this instrument shall be held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall continue to be fully effective.

8.5 No Effect Upon Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, compensation or incentive plans in effect for the Company or any Affiliate, and this Plan shall not preclude the Board from establishing any other forms of incentive or compensation for Nonemployee Directors.

8.6 No Effect on Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Nonemployee Director’s service on the Board at any time, with or without cause.

8.7 Requirements of Law. The granting of Options and the issuance of Shares (including Restricted Shares) under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.8 Rule 16b-3 Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, an Option or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Notwithstanding any contrary provision of the Plan, if the Board specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be of no force or effect.